Exhibit 10.2
KIDVILLE LOCK-UP AGREEMENT

Parent Corp.

Attn:

     Ladies and Gentlemen:
     The undersigned, a holder of membership interests of Kidville Holdings, LLC, a Delaware limited liability company (“Kidville”), and/or Longfoot Communications Corp., a Delaware corporation (“Parent”), will hold shares of common stock, $0.001 par value, of Parent (“Parent Shares”) after the transactions contemplated by that certain Merger Agreement, dated as of July 14, 2008 by and among Kidville, Parent and Kidville Merger Corp., Inc., a Delaware corporation (the “Merger Agreement”). For good and valuable consideration, the undersigned hereby irrevocably agrees that following the closing of the Merger Agreement, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Parent Share, including, Parent Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the United States Securities and Exchange Commission and Parent Shares that may be issued upon exercise of any options or warrants, or securities convertible into or exercisable or exchangeable for Parent Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Parent Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Parent Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Parent Shares or securities convertible into or exercisable or exchangeable for Parent Shares or any other securities of Parent, or (4) publicly disclose the intention to do any of the foregoing, in each case, for a period commencing on the date of the closing of the Merger Agreement and ending on the second anniversary of such date (the “Term”).
     In furtherance of the foregoing, Parent and its transfer agent on its behalf are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Yours truly,
By:
Name:
Title:

Dated: